CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership of ONEOK Partners Intermediate Limited Partnership (the “Certificate of Limited Partnership”) pursuant to Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

1.	The name of the limited partnership is: ONEOK Partners Intermediate Limited Partnership.

3.	Paragraph 3 of the Certificate of Limited Partnership is hereby deleted in its entirety and replaced with the following:

“3.	The name and mailing address of each general partner is as follows:

Name	Mailing Address
ONEOK ILP GP, L.L.C.	100 West Fifth Street
Tulsa, Oklahoma 74103”

[Remainder of Page Intentionally Left Blank]

This Certificate of Amendment is executed as of the 15th day of September, 2006.

ONEOK ILP GP, L.L.C., sole general partner

By:	/s/ David Kyle
David Kyle, Chairman and
Chief Executive Officer